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                                                                  EXHIBIT 99.2


[MEDAPHIS LOGO]

                                          INVESTOR CONTACT: CARYN DICKERSON
                                                            (770) 444-5348

                                          MEDIA CONTACTS:   MICHAEL  SITRICK
                                                            (770) 444-5707
                                                            DONNA WALTERS
                                                            (800) 288-8809


              MEDAPHIS ANNOUNCES SIX SENIOR EXECUTIVE APPOINTMENTS
                AS PART OF MOVE INTO NEXT PHASE OF BUSINESS PLAN

ATLANTA, GEORGIA -- JANUARY 27, 1998 -- Medaphis Corporation (NASDAQ: MEDA) today announced six senior executive appointments as part of the Company's move into the next phase of its business plan. The appointments, which are intended to broaden and strengthen the Company's management team, include an Executive Vice President and Chief Operating Officer, an Executive Vice President and Chief Financial Officer and four Senior Vice Presidents: Chief Information Officer, Chief Compliance Officer, Human Resources and Marketing. Three of the executives appointed to these positions come from within the Company.

Yesterday, the Company announced that it had received a commitment for a $100 million revolving credit facility as part of a new planned $250 million financing package. The financing, which will return the Medaphis capital structure to more traditional long-term debt, is contingent upon customary conditions and completion of an offering of $150 million in senior notes maturing in 2005. The financing package is expected to close by March 31, 1998.

C. James Schaper, 46, who has served as Executive Vice President of Medaphis since March 1997 and leads its Per-Se Technologies operations, retains those responsibilities in addition to others he is taking on in his new role as Chief Operating Officer for Medaphis Corporation. Allen W. Ritchie, 40, whose experience includes serving as President, Finance and Administration of AGCO Corporation, headquartered in Atlanta, GA, joins the Company as Executive Vice President and Chief Financial Officer, succeeding Jerome H. Baglien.

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William N. Dagher, formerly Vice President of MedPartners, Inc., rejoins
Medaphis as Senior Vice President and Chief Information Officer. Kevin P. Castle, 41, formerly Senior Vice President of GE Capital Technology Management Services, has been named Senior Vice President Human Resources. Promoted from within Medaphis' business units to new corporate-wide positions are Steven P. Ely, 42, to Senior Vice President Marketing and Christopher L. Ideker, 40, who has been named Senior Vice President and Chief Compliance Officer. The Company said that all of the appointments are effective immediately.

David E. McDowell, Chairman and Chief Executive Officer of Medaphis, said that these management changes, when coupled with the Company's existing management structure, should significantly enhance Medaphis' ability to execute its 1998 business plan and longer-term business objectives.

"Jim Schaper has shown tremendous leadership in the actions he has taken to direct the strategy, realign the operations and maximize the potential of the Company's application software, information technology and consulting services business," Mr. McDowell said. "I am confident that he will be able to make significant contributions across all of the Company's business segments in his new role."

He added, "Allen Ritchie's background and accomplishments should, likewise, contribute greatly to the growth and profitability of the Company as we move forward. His depth and breadth of experience, as well as his leadership abilities, should serve Medaphis and its employees and shareholders well."

Mr. McDowell said that each of the Company's four new senior vice presidents has accomplished a great deal in their particular discipline. "Steve Ely has been instrumental in designing the marketing strategy for the company's software products and information technology segment. Chris Ideker has upgraded the compliance activities in our physician services business to a best practices standard and will continue his leadership role in all of Medaphis' compliance activities. William Dagher brings a wealth of experience in technology information and healthcare systems. Kevin Castle has demonstrated exceptionally strong management and people skills."

Commenting on Mr. Baglien's decision to leave the Company, Mr. McDowell said that both management and the Company's Board of Directors were grateful for Mr. Baglien's dedication and numerous contributions.

"Jerry's skills and hard work are evident to anyone who has followed this Company," he said. "The improvements in our financial group are significant and many. We are both pleased and proud of the work he has done here. We are well-positioned for the next phase in the execution of our business strategy."

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The Company released the following additional background on the new executives joining Medaphis:

- Allen W. Ritchie served as President and Chief Executive Officer of Royal Precision, Inc. from October 1997 to present. He served as President, Finance and Administration of AGCO Corporation, headquartered in Atlanta, GA from July 1996 until January 1997 and President of AGCO from January 1996 to July 1996. From September 1991 until December 1995, he was AGCO's Chief Financial Officer and an Executive Vice President since July 1994. Mr. Ritchie also served on the Board of Directors of AGCO and as a member of the Board's Strategic Planning Committee.

- Kevin P. Castle has served as Senior Vice President of GE Capital Technology Services since November 1995. From September 1993 until November 1995, Mr. Castle was Senior Vice President, Operations of Alltel Information Services, Inc., a subsidiary of Alltel Corporation. Mr. Castle was Assistant Vice President, Customer Integration, of GTE Mobile Communications, Inc. from 1991 to 1993.

- William N. Dagher has served as Vice President of MedPartners since April 1994. From May 1993 to April 1994, he was a Director of Client Service at Medaphis Corporation. From 1990 to 1993, he was National Director of physician practice management at KPMG Peat Marwick.

Medaphis is a leader in delivering healthcare information, products and services, together with enabling technologies in selected industries. Based in Atlanta, Georgia, Medaphis currently services approximately 20,700 physicians and 2,700 hospitals across the nation, and more than 100 systems integration customers in service industries such as healthcare, communications, energy and financial services.

The senior notes referred to in this Press Release may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy senior notes or any other securities. This Press Release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its senior management team with respect to bank financing, the public or private offering of debt securities, debt and equity market conditions and the Company's future business operations as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, adverse developments in the bank financing or public or private markets for debt or equity securities or adverse developments with respect to the Company's liquidity position or operation of the Company's business units.

Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement filed as Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.


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